UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

REGENXBIO Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37553	47-1851754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9804 Medical Center Drive
Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 552-8181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2026, the Board of Directors (the “Board”) of REGENXBIO Inc. (the “Company”), elected Gregory Ciongoli as a Class II director of the Company effective immediately. Mr. Ciongoli’s initial term will expire at the Company’s 2029 annual meeting of stockholders. The Board has determined that Mr. Ciongoli is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Market. The Board also appointed Mr. Ciongoli as a member of the Audit Committee and Nominating and Corporate Governance Committee.

Pursuant to the Company’s compensation program for non-employee directors, Mr. Ciongoli was granted an initial equity award with an aggregate grant date fair value of $550,000, of which 75% was in the form of a non-statutory stock option and 25% was in the form of restricted stock units (“RSUs”), in each case rounded down to the nearest whole share. The exercise price per share for the option was $8.91. The option will vest in over a three-year period, with one-third of the option vesting on the first anniversary of the grant date and the remaining portion of the option vesting in equal monthly installments over the twenty-four months thereafter and the RSUs will vest over a three-year period, with one-third of the aggregate number of shares subject to the RSU award vesting on each of the first, second and third anniversaries of the grant date, except that in the event of a change of control of the Company or death, the option and RSUs will accelerate and become immediately exercisable and immediately vest, respectively. Mr. Ciongoli will also receive a $45,000 annual retainer for his service on the Board and additional $10,000 and $5,000 annual retainers for his service on the Audit Committee and Nominating and Corporate Governance Committee, respectively. Mr. Ciongoli will be eligible to receive annual equity awards upon the conclusion of each annual meeting of stockholders beginning in 2027. Mr. Ciongoli will also be entitled to indemnification pursuant to the Company’s standard form of director indemnification agreement. There are no arrangements or understandings between Mr. Ciongoli and any other person pursuant to which Mr. Ciongoli was elected as a director, and neither Mr. Ciongoli nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K. A copy of the Company’s press release announcing the election of Mr. Ciongoli is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 25, 2026, the Board also accepted the resignation of Jean Bennett, M.D., Ph.D. and A.N. “Jerry” Karabelas, Ph.D. from their positions as directors of the Company, effective August 25, 2026. Dr. Bennett and Dr. Karabelas will serve as advisors to the Company to assist the Board until February 2027, unless further extended. In connection with the resignations of Drs. Bennett and Karabelas and the election of Mr. Ciongoli, the Board reduced its size to nine directors, effective immediately.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 25, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO Inc.

Date:	August 25, 2026	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II Executive Vice President, Chief Strategy & Legal Officer